EXHIBIT 5
                         EXHIBIT 23a

          Opinion and consent of Counsel

                        March 4, 1996

BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, Georgia  30309-3610

        Re:  BellSouth Employee Stock Purchase Plan
Dear Sirs:
With  reference to the registration statement  on  Form  S-
8 which BellSouth Corporation (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering 900,000 shares of Common Stock (par value
$1.00 per share) of the Company (the "Shares") which are to be offered pursuant to the BellSouth Employee
Stock Purchase Plan (the "Plan"), I am of the opinion that:

     (1) the Company is a corporation duly organized and validly existing under the laws of the State of Georgia.

 (2) all proper corporate proceedings have been taken so that the Shares have been duly authorized and, upon issuance and payment therefore in accordance with the Plan and the offering and sale of Shares thereunder, will be legally issued, fully paid and non-assessable.

I hereby consent to any references to me contained in, and to the filing of this opinion with the Securities and Exchange  Commission  in connection with,  the

Registration Statement referred to above.

Very truly yours,

/s/Walter H. Alford